UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2021

ORION ENERGY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	01-33887	39-1847269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2210 Woodland Drive, Manitowoc, Wisconsin		54220
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (920) 892-9340

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425, under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12, under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b), under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c), under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, no par value	OESX	The Nasdaq Stock Market LLC (NASDAQ Capital Market)

Common stock, purchase rights		The Nasdaq Stock Market LLC
Indicate by check mark		(NASDAQ Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 4, 2021, Orion Energy Systems, Inc. (the “Company”) announced the hiring of Michael H. Jenkins as the Company’s new Executive Vice President and Chief Operating Officer. Mr. Jenkins will commence his employment with the Company effective November 11, 2021.

In connection with Mr. Jenkins’ hiring, Scott A. Green, the Company’s current Executive Vice President and Chief Operating Officer, is being promoted to Executive Vice President of the Company and President of Orion Services Group.

Mr. Jenkins, age 52, has served as Construction and Consumer Business Director, General Manager – Americas of Bostik, Inc., a global adhesives business focused on developing “smart” adhesive solutions, since 2013. Prior to joining Bostik, Mr. Jenkins served as Vice President Sales, Americas – Diversey, and previously, as Vice President Marketing, Americas, for Sealed Air Corporation, a publicly traded integrated cleaning solutions and packaging company, from 2010 to 2012. From 2001 to 2009, Mr. Jenkins served the Kohler Co., an industrial and consumer products corporation, in various capacities including as Acting President – Canac Division, Vice-President, Sales & Installation – Canac Division and as Director, Retail Sales.

The Company entered into an executive employment and severance agreement (“Employment Agreement”) with Mr. Jenkins pursuant to which he will be provided with the following compensation arrangements: (i) an annual base salary in fiscal 2022 of $365,000; (ii) an initial grant of 50,000 shares of restricted stock vesting annually pro rata over a three-year period; (iii) a fiscal 2022 annual bonus target eligibility potential of up to 50% of his base salary actually paid to him in fiscal 2022 pursuant to the terms and conditions of the Company’s fiscal 2022 executive annual incentive bonus plan; and (iv) an automobile allowance of $1,000 per month. If Mr. Jenkins’ employment is terminated without “cause” or for “good reason”, he will be entitled to a lump sum severance benefit equal the sum of his base salary plus the average of the prior three years’ bonuses (the total of which is doubled if the termination occurs after a “change of control”); a pro rata cash bonus for the year of the termination; and COBRA premiums at the active employee rate for the duration of the executive’s COBRA continuation coverage period. To receive these benefits, Mr. Jenkins must execute a general release of claims. Upon the termination of employment, Mr. Jenkins will be subject to customary non-compete and non-solicit obligations for a period of 24-months following the termination of his employment.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On November 4, 2021, the Company issued a press release announcing Mr. Jenkins’ employment. The Company is furnishing a copy of such press release as Exhibit 99.1 hereto, which is incorporated by reference herein.

Item 9.01(d)	Financial Statements and Exhibits.

Exhibit 10.1	Executive Employment and Severance Agreement, effective as of November 11, 2021, between Orion Energy Systems, Inc. and Michael H. Jenkins

Exhibit 99.1	Press Release of Orion Energy Systems, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORION ENERGY SYSTEMS, INC.

Date: November 4, 2021	By:	/s/ J. Per Brodin
J. Per Brodin
Chief Financial Officer